Exhibit 24.1
THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA and THOMAS A. CONNELL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 or other appropriate form and any and all amendments to any such Registration Statements (including pre-effective and post-effective amendments), to be filed with the Securities and Exchange Commission, in connection with the registration under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), of (i) an offer to exchange any or all of the following, as any authorized officer of the Company may deem appropriate: bonds, notes, debentures or other debt instruments, whether in a single issue or in two or more classes or series or otherwise (each, together with the instrument evidencing the same, a “Debt Security,” and collectively, the “Debt Securities”), for any or all of the Company’s 7.857% Notes due August 15, 2011, or (ii) any resale of Debt Securities or any securities to be issued in exchange for Debt Securities; and with power in each case where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file such Registration Statements, including in each case a form of prospectus, and any and all pre-effective and post-effective amendments and other amendments to such Registration Statements, with all exhibits thereto, and any prospectus supplements, and any and all documents in connection therewith, with the Securities and Exchange Commission, which Registration Statements may be filed as a shelf registration pursuant to Rule 415 promulgated under the Securities Act; and hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 8th day of December, 2009.

Signature	Title

/s/ Robert J. Keegan	President and Chief Executive Officer and Director
Robert J. Keegan

/s/ Darren R. Wells	Executive Vice President and Chief Financial Officer
Darren R. Wells

/s/ Thomas A. Connell	Vice President and Controller
Thomas A. Connell

/s/ James C. Boland	Director
James C. Boland

/s/ James A. Firestone	Director
James A. Firestone

/s/ W. Alan McCollough	Director
W. Alan McCollough

/s/ Denise M. Morrison	Director
Denise M. Morrison

/s/ Rodney O’Neal	Director
Rodney O’Neal

/s/ Shirley D. Peterson	Director
Shirley D. Peterson

/s/ Stephanie A. Streeter	Director
Stephanie A. Streeter

/s/ G. Craig Sullivan	Director
G. Craig Sullivan

/s/ Thomas H. Weidemeyer	Director
Thomas H. Weidemeyer

/s/ Michael R. Wessel	Director
Michael R. Wessel